EXHIBIT 11

                     AEROFLEX INCORPORATED AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   THREE MONTHS
                                                                                  ENDED SEPTEMBER
                                                      YEARS ENDED JUNE 30,              30,
                                                  ----------------------------   -----------------
                                                   1995       1996      1997      1996      1997
                                                  -------   --------   -------   -------   -------
COMPUTATION OF ADJUSTED NET INCOME (LOSS):
  Income (loss) from continuing operations......  $ 6,587   $(17,420)  $ 4,420   $   651   $ 1,152
  Discontinued operations.......................      462         --        --        --        --
                                                  -------   --------   -------   -------   -------
  Net income (loss) for primary earnings per
     common share...............................    7,049   $(17,420)    4,420       651     1,152
                                                            ========
  Add: Debenture interest and amortization
       expense, net of income taxes.............      757                  504       122       104
                                                  -------              -------   -------   -------
  Adjusted net income (loss) for fully diluted
     earnings per common share..................  $ 7,806              $ 4,924   $   773   $ 1,256
                                                  =======              =======   =======   =======
COMPUTATION OF ADJUSTED WEIGHTED AVERAGE SHARES
  OUTSTANDING:
  Weighted average shares outstanding...........   11,733     11,971    12,446    12,331    12,747
                                                            ========
     Add: Effect of options and warrants
          outstanding...........................      619                  611     1,152     1,627
                                                  -------              -------   -------   -------
  Weighted average shares and common share
     equivalents used for computation of primary
     earnings per common share..................   12,352               13,057    13,483    14,374
     Add: Effect of additional options and
          warrants outstanding for fully diluted
          computation...........................      119                  311        --       443
     Add: Shares assumed to be issued upon
          conversion of debentures..............    1,778                1,774     1,775     1,552
                                                  -------              -------   -------   -------
  Weighted average shares and common share
     equivalents used for computation of fully
     diluted earnings per common share..........   14,249               15,142    15,258    16,369
                                                  =======              =======   =======   =======
EARNINGS (LOSS) PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT:
  Primary:
     Income (loss) from continuing operations...  $  0.53   $  (1.46)  $  0.34   $  0.05   $  0.08
     Discontinued operations....................     0.04         --        --        --        --
                                                  -------   --------   -------   -------   -------
     Net income (loss)..........................  $  0.57   $  (1.46)  $  0.34   $  0.05   $  0.08
                                                  =======   ========   =======   =======   =======
  Fully Diluted:
     Income from continuing operations(1).......  $  0.52              $  0.33   $  0.05   $  0.08
     Discontinued operations....................     0.03                   --        --        --
                                                  -------              -------   -------   -------
     Net income(1)..............................  $  0.55              $  0.33   $  0.05   $  0.08
                                                  =======              =======   =======   =======

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(1) As a result the loss in fiscal 1996, all options, warrants and convertible debentures are anti-dilutive.